Innovex Announces First Quarter 2026 Results

HOUSTON, May 4, 2026 – Innovex International, Inc. (NYSE: INVX) (“Innovex,” the “Company” or “we”) today announced financial and operating results for the first quarter of 2026.

First Quarter Highlights

•
Revenue of $239 million, down 13% quarter-over-quarter and down 1% year-over-year
•
Net Loss of $17 million and Net Loss Margin of (7)%
•
Adjusted EBITDA1 of $49 million and Adjusted EBITDA Margin1 of 21%
•
Net Cash Provided by Operating Activities of $20 million
•
Free Cash Flow1 of $14 million
•
Income from Operations of $89 million (twelve months ended March 31, 2026)
•
Return on Capital Employed1 of 12% (twelve months ended March 31, 2026)
•
$201 million of cash and cash equivalents and no bank debt at quarter-end
•
Substantially completed exit from the legacy Eldridge facility
•
Awarded two significant subsea projects in Asia, each exceeding $20 million, including a comprehensive offshore package as well as a mudline wellhead and shallow water tree system award
•
Delivered the first subsea wellhead order in Southeast Asia under the OneSubsea alliance
•
Repurchased $14.1 million of our shares at a price of $24.59 per share
•
Closed the acquisition of Drilling Innovative Solutions, LLC ("DIS") for $16 million at approximately 4x TTM EBITDA
(1)
Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Return on Capital Employed (“ROCE”) are non-GAAP measures. Reconciliations of Adjusted EBITDA to net income, Free Cash Flow to net cash provided by operating activities, and ROCE to income from operations, the most directly comparable financial measures presented in accordance with GAAP, are outlined in the reconciliation tables accompanying this release.

Adam Anderson, CEO, commented, “We delivered a strong start to 2026, with revenue and Adjusted EBITDA both exceeding the high end of our guidance range. Revenue benefited from strong operational execution, new product introductions, and cross-selling across our global platform. Adjusted EBITDA benefited from favorable mix and earlier than anticipated benefits from the exit of the legacy Eldridge facility. These strong results reinforce our view that our subsea businesses can generate margins in excess of 20% when we apply our proven, capital-light business model. As we look forward, we continue to focus on both organic and inorganic investment opportunities, as well as generating strong free cash flow and exceptional shareholder returns. We believe the quarter demonstrates that our strategy is working. During the quarter, we completed the acquisition of DIS, which adds differentiated production technologies that complement our existing portfolio, strengthen our position in the U.S. offshore market, and create additional opportunities for organic growth. We continue to gain share across multiple markets through innovation, service quality, and the breadth of our integrated platform. We believe this combination of innovation, execution, and capital discipline continues to differentiate Innovex and supports our ability to deliver durable and profitable growth."

Kendal Reed, CFO, continued, “Our first quarter results reflect the strength of our capital-light, returns-focused business model. Adjusted EBITDA and margins benefited from favorable mix, as well as earlier-than-expected benefits from the transition out of the legacy Eldridge facility, which reduced the manufacturing footprint of our subsea businesses by approximately 85%. We generated strong Free Cash Flow in the quarter, converting approximately 28% of Adjusted EBITDA into free cash flow, and ended the quarter with approximately $201 million of cash and no bank debt, providing significant financial flexibility. The acquisition of DIS exemplifies our focus on returns. We believe we can grow this business significantly through our global distribution, further strengthening the attractive returns on this acquisition, which was purchased approximately at 4x TTM EBITDA. We also repurchased $14.1 million of our shares in the quarter for a price of $24.59 per share, underscoring our confidence in the intrinsic value of Innovex and our commitment to thoughtful capital allocation."

Financial Summary

	Three months ended
(in thousands)	March 31, 2026	December 31, 2025	March 31, 2025
Revenue	$239,031	$273,602	$240,415
Net income (loss)	(16,671)	13,968	14,757
Net income (loss) % revenue	(7)%	5%	6%
Adjusted EBITDA (1)	49,286	52,108	45,921
Adjusted EBITDA Margin (1)	21%	19%	19%
Net cash provided by operating activities	19,840	52,238	31,090
Free Cash Flow (1)	14,013	43,311	24,034
Income (loss) from operations	(21,832)	25,796	21,850

	Twelve Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
ROCE (1)	12%	10%	12%

(1) Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Return on Capital Employed (“ROCE”) are non-GAAP financial measures. See definition of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables below.

Operational & Financial Results

Kendal Reed, CFO commented, “We made progress against our margin goals in the first quarter, while also benefiting from favorable product mix. Strength in NAM Land and a meaningful increase in activity in Mexico helped offset softer activity in other international markets, which we view as timing-related and consistent with historical variability. We also saw modest operational impact from conflict-related disruptions in the Middle East, which partially offset the strength in NAM Land and Mexico during the quarter. From a capital allocation perspective, we remain focused on balancing organic investment with disciplined M&A. Our M&A pipeline remains robust, including a mix of smaller, bolt-on opportunities like DIS, as well as larger opportunities. We will only execute against this playbook if the opportunity aligns with our ‘big impact, small ticket’ proposition, can generate high gross margins with low capital expenditures, and can be acquired at a reasonable multiple."

Adam Anderson, CEO, concluded, “We are off to a strong start to 2026. I am particularly excited by the momentum in our subsea business. Not only are our margins improving, but we are also gaining share organically by focusing on customer pain points. In the quarter, we secured two major subsea awards in Asia, each exceeding $20 million in value. We also delivered the first subsea wellhead order under the OneSubsea alliance for a customer in Southeast Asia. In the Middle East, softer first quarter activity was driven primarily by timing-related factors. We remain encouraged by recent commercial progress in the region, including an offshore gas award in the Kingdom of Saudi Arabia, as well as a contract extension for off-bottom liner systems and lower completions technologies. We continue to view the Middle East as an important long-term growth market. We continue to evaluate a number of inorganic growth opportunities but will only execute on these opportunities if they fit our unique value proposition, generate strong free cash flow, and are priced at a reasonable multiple. We look forward to discussing these should we decide to execute on them."

Balance Sheet, Debt, Cash Flow & Other

Net cash provided by operating activities was $20 million for the first quarter of 2026, while capital expenditures totaled $6 million (approximately 2.4% of revenue) for the first quarter of 2026.

Innovex generated Free Cash Flow of $14 million during the first quarter of 2026 and ended the quarter with approximately $201 million of cash and cash equivalents and no bank debt.

Innovex maintains a strong liquidity position and disciplined balance sheet to preserve flexibility and support high-return capital allocation opportunities. We continue to focus on M&A opportunities with strong quantitative and qualitative characteristics.

Return on Capital Employed (“ROCE”)

Innovex’s efficient capital allocation and capital-light business model enable the Company to generate strong returns on our invested capital. Income from operations for the twelve months ended March 31, 2026 was $89 million. Return on Capital Employed (“ROCE”) for the twelve months ended March 31, 2026 was 12%. We remain focused on capital efficiency, which we believe is a key driver of sustainable value creation for our stockholders.

Q2 2026 Guidance

Looking to the second quarter of 2026, Innovex expects to generate $235 - $245 million in total revenue and Adjusted EBITDA of $43 - $48 million. Our guidance reflects our expectation for a marginally less favorable product mix in Q2, as well as the potential for sales disruptions and higher costs associated with the ongoing conflict in the Middle East.

Conference Call Details

Management will host a conference call and a webcast to discuss the financial results on May 5, 2026, at 9:00 a.m. Eastern Time / 8:00 a.m. Central Time. The call will be open to all interested parties and may include forward-looking statements. To access the call, please dial in approximately ten minutes prior to the start time.

Date / Time: May 5, 2026 - 8:00 a.m. Central Time

Webcast: https://events.q4inc.com/attendee/364412720

U.S. Toll-Free Dial-In: (800) 715-9871

International Dial-In: +1 (646) 307-1963

Conference ID: 1801745

For those unable to participate in the live call, an audio replay will be available following the call through midnight Wednesday, May 13, 2026. To access the replay, please call (800) 770-2030 or +1 (609) 800-9909 (International) and enter playback ID 1801745 followed by the # key. A replay of the webcast will also be archived shortly after the call and can be accessed on the Company’s website.

About Innovex International, Inc.

Innovex International, Inc. (NYSE: INVX) is a Houston-based company established in 2024 following the merger of Dril-Quip, Inc. and Innovex Downhole Solutions, Inc.

Innovex’s comprehensive portfolio extends throughout the lifecycle of the well, and innovative product integration ensures seamless transitions from one well phase to the next, driving efficiency, lowering costs, and reducing the rig site service footprint for the customer.

With locations throughout North America, Latin America, Europe, the Middle East, and Asia, no matter where you need us, our team is readily available with technical expertise, conventional and innovative technologies, and ever-present customer service.

Forward-Looking Statements

Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Innovex’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risks related to the Company’s merger and acquisition activities, including the ultimate outcome and results of integrating operations, the effects of the Company’s merger and acquisition activities (including the Company’s future financial condition, results of operations, strategy and plans), potential adverse reactions or changes to business relationships resulting from the completion of mergers and acquisitions, expected benefits from mergers and acquisitions and the ability of the Company to realize those benefits, the significant costs required to integrate operations, whether merger or acquisition-related litigation will occur and, if so, the results of any litigation, settlements and investigations, operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; acts of terrorism, war or political or civil unrest in the United States or elsewhere; loss or corruption of our information or a cyberattack on our computer systems; uncertainties pertaining to the Impulse litigation; the risks related to economic conditions and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. Innovex disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release, except as may be required by law.

Investor Relations Contact

Eric Wells

Chief of Staff

investors@innovex-inc.com

(346) 398-0000

Innovex International, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Three months ended
(in thousands, except share and per share amounts)	March 31, 2026	December 31, 2025	March 31, 2025
Revenues	$239,031	$273,602	$240,415
Cost of revenues	154,522	194,488	163,911
Selling, general and administrative expenses	41,748	32,035	32,349
(Gain) loss on sale of assets	(2,020)	1,364	148
Depreciation and amortization	16,222	15,461	14,945
Impairment of long-lived assets	—	—	2,924
Acquisition and integration costs	1,588	4,458	4,288
Provision for legal settlement	48,803	—	—
Income (loss) from operations	$(21,832)	$25,796	$21,850
Interest (income) expense, net	(388)	654	700
Other (income) expense, net	150	(1,825)	(214)
Income (loss) before income taxes	$(21,594)	$26,967	$21,364
Income tax expense (benefit), net	(4,923)	12,999	6,607
Net income (loss)	$(16,671)	$13,968	$14,757

Earnings (loss) per common share
Basic	$(0.24)	$0.20	$0.21
Diluted	$(0.24)	$0.20	$0.21

Weighted average common shares outstanding
Basic	68,940,260	68,994,818	69,290,100
Diluted	68,940,260	69,641,691	69,477,519

Other comprehensive income (loss)
Net income (loss)	$(16,671)	$13,968	$14,757
Foreign currency translation adjustment	1,750	289	4,616
Comprehensive income (loss)	$(14,921)	$14,257	$19,373

Innovex International, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and par value amounts)	March 31, 2026	December 31, 2025	March 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$200,707	$203,407	$68,116
Trade receivable, net	245,633	237,774	236,020
Inventories, net	252,987	248,433	269,251
Other current assets	53,564	38,433	59,251
Total current assets	752,891	728,047	632,638
Noncurrent assets
Property and equipment, net	163,328	158,874	188,426
Goodwill and net intangibles	211,738	215,950	180,314
Right of use leases - operating, net	51,213	52,204	56,960
Deferred tax asset, net	98,226	102,375	128,992
Other long-term assets	10,281	10,857	8,673
Total noncurrent assets	534,786	540,260	563,365
Total assets	$1,287,677	$1,268,307	$1,196,003
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$74,888	$60,711	$76,391
Accrued expenses	35,232	49,148	37,116
Operating lease liabilities	12,643	12,670	11,535
Contract liabilities	11,144	11,986	11,128
Other current liabilities	7,685	6,940	4,093
Current portion of long-term debt and finance lease obligations	6,170	6,709	5,556
Total current liabilities	147,762	148,164	145,819
Noncurrent liabilities
Long-term debt and finance lease obligations	18,042	18,922	19,679
Operating lease liabilities	39,349	40,986	45,962
Legal settlement accrual	48,803	—	—
Other long-term liabilities	2,816	2,536	6,167
Total noncurrent liabilities	109,010	62,444	71,808
Total liabilities	256,772	210,608	217,627
Total stockholders’ equity	1,030,905	1,057,699	978,376
Total liabilities and stockholders’ equity	$1,287,677	$1,268,307	$1,196,003

Innovex International, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended
(in thousands)	March 31, 2026	December 31, 2025	March 31, 2025
Cash flows from operating activities
Net Income	$(16,671)	$13,968	$14,757
Adjustments to reconcile net income to net cash provided by operating activities	73,676	28,065	29,045
Changes in operating assets and liabilities, net of amounts related to acquisitions	(37,165)	10,205	(12,712)
Net cash provided by operating activities	$19,840	$52,238	$31,090
Cash flows used in investing activities
Payments on acquisitions, net of cash acquired	—	(2,499)	(17,413)
Capital expenditures	(5,827)	(8,927)	(7,056)
Proceeds from sale of property and equipment	202	1,468	1,003
Cash acquired in stock based business combination	—	—	—
Net cash used in investing activities	$(5,625)	$(9,958)	$(23,466)
Cash flows provided by financing activities
Net borrowings (repayments) on line of credit	—	—	1,600
Net repayments on term loan	—	—	(11,429)
Payments on finance leases	(2,070)	(2,243)	(1,630)
Other financing	(14,840)	(542)	(1,940)
Net cash provided by (used in) financing activities	$(16,910)	$(2,785)	$(13,399)
Effect of exchange rate changes on cash and cash equivalents	(5)	538	613
Net change in cash and cash equivalents	$(2,700)	$40,033	$(5,162)

Non-GAAP Measures

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA (a non-GAAP measure) as net income (loss) before interest (income) expense, income tax expense (benefit), net, depreciation and amortization, (gain) loss on sale of assets and other expense, net, further adjusted to exclude certain items which we believe are not reflective of our ongoing performance or which are non-cash in nature. Management uses Adjusted EBITDA to assess the profitability of our business operations and to compare our operating performance to our competitors without regard to the impact of financing methods and capital structure and excluding costs that management believes do not reflect our ongoing operating performance. We track Adjusted EBITDA on an absolute dollar basis and as a percentage of revenue, which we refer to as Adjusted EBITDA Margin.

Free Cash Flow

We also utilize Free Cash Flow (a non-GAAP measure) to evaluate the cash generated by our operations and results of operations. We define Free Cash Flow as net cash provided by operating activities less capital expenditures, as presented in our Consolidated Statements of Cash Flows. Management believes Free Cash Flow is useful because it demonstrates the cash that was available in the period that was in excess of our needs to fund our capital expenditures. We track Free Cash Flow both on an absolute dollar basis and as a percentage of revenue. Free Cash Flow does not represent our residual cash flow available for discretionary expenditures, as we have non-discretionary expenditures, including, but not limited to, any principal payments required under the terms of our credit facility, which are not deducted in calculating Free Cash Flow.

Return on Capital Employed (ROCE)

We utilize Return on Capital Employed (“ROCE”) (a non-GAAP measure) to assess the effectiveness of our capital allocation over time and to compare our capital efficiency to our competitors. We define ROCE as income from operations excluding acquisition and integration costs, litigation related expenses not reflective of our ongoing operating performance, and income tax expense (resulting in Adjusted Income from Operations, after tax) divided by average capital employed. Capital employed is defined as the combined values of debt and stockholders’ equity. We revised our definition of ROCE and Adjusted Income from Operations, after tax to exclude litigation related expenses not reflective of our ongoing operating performance, which for the twelve months ended March 31, 2026 is reflective of the costs related to the Impulse Litigation. In particular, we believe that the exclusion of the aforementioned litigation related expenses eliminated in calculating Adjusted Income from Operations, after tax and ROCE provides useful measures for period-to-period comparisons of our business. We did not revise prior years’ Adjusted Income from Operations, after tax or ROCE because there were no other charges similar in nature to these costs.

Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and ROCE do not represent and should not be considered alternatives to, or more meaningful than, net income and net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Our computation of Adjusted EBITDA, Free Cash Flow and ROCE may differ from computations of similarly titled measures of other companies. For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure, see tables below.

Management has provided outlook regarding Adjusted EBITDA, which is a non-GAAP financial measure and excludes certain charges. A reconciliation of this non-GAAP financial measure to the corresponding GAAP financial measure has not been provided because guidance for the various reconciling items is not provided. The Company is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the Company’s control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.

Innovex International, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Unaudited)

	Three months ended
(in thousands)	March 31, 2026	December 31, 2025	March 31, 2025
Revenue	$239,031	$273,602	$240,415
Net income (loss)	(16,671)	13,968	14,757
Interest (income) expense, net	(388)	654	700
Income tax expense (benefit), net	(4,923)	12,999	6,607
Depreciation and amortization	16,222	15,461	14,945
EBITDA	$(5,760)	$43,082	$37,009
Other non-operating expense (income), net (1)	150	(1,825)	(214)
(Gain) loss on sale of assets	(2,020)	1,364	148
Impairment of long-lived assets	—	—	2,924
Acquisition and integration costs (2)	1,588	4,458	4,288
Provision for legal settlement (3)	48,803	—	—
Legal defense costs (4)	2,430	—	—
Transaction costs (5)	1,128	—	—
Stock based compensation	2,967	5,029	1,766
Adjusted EBITDA	$49,286	$52,108	$45,921
Net income (loss) % revenue	(7)%	5%	6%
Adjusted EBITDA Margin	21%	19%	19%

(1) Primarily represents foreign currency exchange (gain) loss, (gain) loss on lease terminations, and other non-operating items.

(2) Consists of legal, accounting, advisory fees, move, severance and other integration costs associated with acquisitions, primarily related to Dril-Quip, DWS, SCF and Citadel. These costs are one-time in nature and represent expenses that we do not view as normal operating expenses necessary to operate our business.

(3) Includes monetary damages awarded by a jury and estimated future awards related to the Impulse Litigation, which is not reflective of our ongoing operating performance.

(4) Reflects legal defense costs associated with the Impulse Litigation, which is not reflective of our ongoing operating performance. These costs are recorded in Selling, general and administrative expenses in our Condensed Consolidated Statements of Operations and Comprehensive Income.

(5) Reflects transaction costs associated with the secondary offering in February 2026.

Innovex International, Inc.

Reconciliation of Income from Operations to ROCE

(Unaudited)

	Twelve Months Ended
(in thousands)	March 31, 2026	December 31, 2025	March 31, 2025
Income from operations	$88,943	$132,625	$48,614
Plus: Acquisition and integration costs	14,818	17,518	36,815
Plus: Provision for legal settlement (1)	48,803	—	—
Plus: Legal defense costs (1)	2,430	—	—
Less: Income tax expense	(33,701)	(45,231)	(3,971)
Adjusted income from operations, after tax	$121,293	$104,912	$81,458
Beginning debt	25,235	35,368	43,242
Beginning equity	978,376	958,156	344,305
Ending debt	24,212	25,631	25,235
Ending equity	1,030,905	1,057,699	978,376
Average capital employed	$1,029,364	$1,038,427	$695,579
ROCE	12%	10%	12%

(1) As defined in our Reconciliation of Net Income (Loss) Adjusted EBITDA above.

Innovex International, Inc.

Reconciliation of Net Cash from Operations to Free Cash Flow

(Unaudited)

	Three months ended
(in thousands)	March 31, 2026	December 31, 2025	March 31, 2025
Net cash provided by operating activities	$19,840	$52,238	$31,090
Capital expenditures	(5,827)	(8,927)	(7,056)
Free Cash Flow	$14,013	$43,311	$24,034

Innovex International, Inc.

Geographic Revenue Details

(Unaudited)

	Three months ended
(in thousands)	March 31, 2026	December 31, 2025	March 31, 2025
North America Onshore ("NAM")
Products	$89,522	$93,767	$75,255
Services	17,020	15,981	16,749
Rental	30,164	28,995	28,513
Revenue - North America Onshore	136,706	138,743	120,517
International & Offshore
Products	73,373	108,926	92,095
Services	14,121	12,629	18,312
Rental	14,831	13,304	9,491
Revenue - International & Offshore	102,325	134,859	119,898
Total Revenue	$239,031	$273,602	$240,415